                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) March 16, 1995
                                                 --------------



                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
                                                   --------------
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Item 5.  Other Events

         Information contained in a News Release dated March 15, 1995 is incorporated herein by reference.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      The Columbia Gas System, Inc
                                      ----------------------------
                                              (Registrant)




                                      By    /s/ R. E. Lowe
                                        --------------------------
                                                R.E. Lowe
                                                Vice President and
                                                Controller

Date:  March 16, 1995
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Contacts:          Media -           H. W. Chaddock (302) 429-5261
                                     W. R. McLaughlin (302) 429-5443
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                           March 15, 1995



          RICHARD ELECTED CHAIRMAN, CEO AND PRESIDENT OF COLUMBIA GAS EFFECTIVE APRIL 28, 1995; CROOM TO RETIRE AFTER 41 YEARS' SERVICE

        WILMINGTON, DEL. -- The Board of Directors of The Columbia Gas System, Inc., (NYSE:CG) today elected Oliver G. Richard III, 42, chairman, CEO and president of the Corporation, effective April 28, 1995. He succeeds John H. Croom, 62, who will retire after almost 41 years with Columbia.

        In announcing the election, Dr. William E. Lavery, an outside director and chairman of the Board of Directors' search committee, said that the Board's action is in accordance with an announcement made two years ago that Croom intended to retire when the Corporation's Chapter 11 bankruptcy proceedings were further advanced.

        Both the Corporation and its principal pipeline subsidiary, Columbia Gas Transmission Corporation, expect to file plans of reorganization prior to April 18, the date that the companies' exclusive rights to file reorganization plans expire. They have been operating as debtors-in-possession under Chapter 11 since July 31, 1991.

        "The Board of Directors is confident it has found the right candidate to lead Columbia in the post-bankruptcy period," Dr. Lavery said. "Columbia is fortunate to attract someone who has Mr. Richard's breadth and blend of experience and proven track record."

        Dr. Lavery expressed the appreciation of the Board of Directors for Croom's leadership and service throughout his tenure as chairman and CEO, and particularly during the bankruptcy proceedings.

        Dr. Carl Stern, co-chairman of the Official Committee of Equity Security Holders in Columbia's bankruptcy proceedings, said the Committee "enthusiastically supports the selection of Mr. Richard and believes that he has the right combination of
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                                     - 2 -

regulatory and industry expertise to successfully lead the company in the years ahead."

        Commenting on his election, Richard said he has long been impressed with Columbia's fine reputation and the growth opportunities that it has available throughout its market area. "I look forward to continuing the development of the intellectual and physical assets that have made Columbia a leader in today's competitive environment."

        Richard joins Columbia from New Jersey Resources Corp. (NJR) where he is chairman, president and CEO. He joined NJR in 1991 after four years with Enron Corporation, where his last assignment was president and CEO of Northern Natural Gas Company, an Enron pipeline subsidiary.

        Prior to that time he served two years as vice president and general counsel for Tenngasco, a subsidiary of Tenneco Corporation, and was a member of the Federal Energy Regulatory Commission from 1982 to 1985. While at the Commission, he received the Distinguished Service Medal from the U.S. Secretary of Energy.

        Richard holds both a law degree from Louisiana State University and a masters of law in taxation from Georgetown University and was a partner in the Lafayette, La., firm of Hayes, Durio and Richard in 1981 and 1982. He also served as legislative assistant for energy to U. S. Senator Bennett Johnston from 1977 to 1981. He is a member of the National Petroleum Council and a board member of the American Gas Association. Richard also serves on the boards of National Westminster Bank USA, and Monmouth College and Monmouth Medical Center.

        Croom joined Columbia in 1954 after graduating from North Carolina State University and held management positions in Charleston, W.Va., Columbus, Oh., and Wilmington before being elected System president in 1982. He was elected to his present positions in August 1984.

        Croom is a director of the National Petroleum Council and AEGIS (Associated Electric and Gas Insurance Services Limited). He also served on the board of directors and was first vice chairman on the American Gas Association and is former board chairman of the Gas Research Institute.

        The Columbia Gas System, Inc., is one of the nation's largest natural gas systems. Subsidiary companies are engaged in the exploration, production, purchase, storage, transmission and distribution of natural gas and other energy operations such as cogeneration.